Exhibit 99.1
Company contacts:
Brian D. Parrish
Pamela Gallegos
(505) 464-7777
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES OPERATING
RESULTS FOR THIRD QUARTER ENDED January 31, 2008
     MESCALERO, NM — March 13, 2008— Inn of the Mountain Gods Resort and Casino (“IMGRC”) today reported revenue of $28.9 million, operating income of $2.2 million and EBITDA(1) of $6.3 million for its third quarter ended January 31, 2008.
     Net loss for the quarter increased $1.8 million from the prior year due to an increase in expenses.
     Net revenues increased $0.3 million, or 1%, to $28.9 million for the quarter ended January 31, 2008 from $28.6 million for the quarter ended January 31, 2007. Gaming net revenues increased $0.8 million from the comparable prior period; food and beverage revenues increased $0.4 million, or 12%, from the comparable prior period; hotel revenues decreased $0.1 million, or (3%), over a year ago. Recreation and other revenue for the 2008 period decreased $1.0 million, or (14%), from January 31, 2007. Promotional Allowances decreased $0.1 million, or (16%), for the quarter ended January 31, 2008 compared to the quarter ended January 31, 2007 as part of a refined marketing strategy to award gaming patrons.
     “In the third quarter, we experienced a year-over-year decrease in EBITDA that was attributable to three primary factors: (1) very light natural snowfall which affected visitor volumes & lift ticket pricing, (2) higher cost of goods sold (COGS) in the areas of food and beverage as well as fuel, and (3) increased spending on SOX controls to ensure that we’ll be fully 404-level compliant by our fiscal year-end. Going forward, we are combating the effects of the light snowfall with additional marketing programs to boost non-skier visitation. Price increases in food and beverage and retail have also been implemented to offset the higher COGS. The accelerated spending on SOX compliance has helped us strengthen our control environment and build vital infrastructure for the future,” stated Brian Parrish, COO.
     IMGRC posted the following results for the fiscal quarter ended January 31, 2008:
     Net Gaming revenues increased $0.8 million to $16.8 million for the quarter ended January 31, 2008 from $16.0 million for the quarter ended January 31, 2007. Slot revenues decreased to $15.6 million for the quarter ended January 31, 2008 from $15.9 million for the quarter ended January 31, 2007. Gross slot win per unit, per day was $117 for the quarter ended January 31, 2008 compared to $108 for the quarter ended January 31, 2007; the weighted average number of machines slightly decreased to 1,450 for the quarter ended January 31, 2008 from 1,498 for the quarter ended January 31, 2007. Table games revenue increased $0.8 million, or 50%, to $2.4 million for the quarter ended January 31, 2008 from $1.6 million for the quarter ended January 31, 2007. Daily Net Win per Table for the quarter ended January 31, 2008 was $522 as compared to $476 for the same period a year ago.
     Hotel revenues for the quarter ended January 31, 2008 decreased $0.1 million to $2.8 million while the quarter ending January 31, 2007 hotel revenues were $2.9 million. Occupancy rates averaged 61%, for the quarter ended January 31, 2008, as compared to 65% for the same period a year ago. The average daily rate increased to $177 for the quarter ended January 31, 2008, as compared to $166 for the same period a year ago. Revenue per available room was $109 for the quarter ended January 31, 2008.
     Food and beverage revenues increased $0.4 million, or 12%, to $3.7 million for the quarter ended January 31, 2008 from $3.3 million for the quarter ended January 31, 2007 due to an increase in covers.
     Recreation and other revenues decreased $1.0 million, or (14%), to $6.1 million for the quarter ended January 31, 2008 compared to $7.1 million for the quarter ended January 31, 2007 due a decrease in natural snowfall, resulting in decreased skier visits as well as lower ticket prices.
     Total operating expenses increased $2.2 million, or 9%, to $26.7 million for the quarter ended January 31, 2008 compared to $24.5 million for the quarter ended January 31, 2007 due to increased cost associated with Sarbanes-Oxley compliance, COGS, salaries and wages and utilities.
     Gaming expenses remained flat at $6.1 million for the quarters ended January 31, 2008 and January 31, 2007
     Food and beverage expenses increased $0.7 million to $4.0 million for the quarter ended January 31, 2008 from $3.3 million for the quarter ended January 31, 2007 due to an increase in cost of goods, wages, and benefits, associated with increased revenue.
     Hotel expenses remained flat at $1.0 million for the quarters ended January 31, 2008 and January 31, 2007.

     Recreation and other costs increased $0.9 million, or 29%, to $4.0 million for the quarter ended January 31, 2008 from $3.1 million for the quarter ended January 31, 2007 due to an increase of cost of goods, salaries, and wages as well as repairs and maintenance.
     Marketing costs increased $0.2 million to $2.5 million for the quarter ended January 31, 2008 from $2.3 million for the quarter ended January 31, 2007 due to additions to sales staff, air charter advertising, and air charter operations.
     General and administrative expenses increased $0.7 million, or 24%, to $3.6 million for the quarter ended January 31, 2008 from $2.9 million for the quarter ended January 31, 2007 due to increase costs associated with Sarbanes-Oxley compliance.
     Income from operations decreased $1.9 million, or (46%), to $2.2 million for the quarter ended January 31, 2008 from $4.1 million for the quarter ended January 31, 2007.
     As of April 30, 2007 and January 31, 2008, we had cash and cash equivalents of $16.9 million and $9.9 million, respectively. Our principal uses of liquidity for the nine-month period ended January 31, 2008 were $3.2 million provided by operations, $1.1 million used in investing activities and $9.1 million used in financing activities.
     Cash provided by operating activities was $3.2 million, a $3.5 million improvement over the previous year, as a result of improved management of payables.
     Cash used in investing activities for the nine-month period ended January 31, 2008 was $1.1 million, which consisted of $1.1 million in purchase of property, plant and equipment.
     Cash used from financing activities for the nine-month period ended January 31, 2008 was $9.1 million, consisting of $3.1 million from long-term debt, which consisted of $0.2 million in notes payable to Bureau of Indian Affairs, $2.2 million to capital loans and $0.7 million short-term notes and $6.0 million distributed to the Tribe.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	As of	As of
	April 30, 2007	January 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$16,930	$9,871
Other - A/R, Inventory and Prepaids	1,900	2,412

Total current assets	18,830	12,283
Property and equipment, net	210,526	199,449
Deferred Financing costs	6,071	4,852
Other assets, net	112	100

Total assets	$235,539	$216,684

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$1,462	$1,869
Accrued Interest	11,200	5,200
Other accrued expenses and deposits	6,624	5,373
Current portion of long-term debt	3,659	3,476

Total current liabilities	22,945	15,919
Long-term debt	208,174	205,549

Total liabilities	231,119	221,467
Shareholders’ equity (deficit)	4,420	(4,783)

Total liabilities and shareholders’ equity (deficit)	$235,539	$216,684

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(in thousands; unaudited)

	Three months ended	Three months ended
	January 31, 2007	January 31, 2008

Gaming revenue	$16,015	$16,839
Hotel Revenue	2,865	2,784
Food and Beverage revenue	3,262	3,685
Recreation and other	7,087	6,102
Promotional Allowances	(608)	(477)

Net Revenue	28,621	28,933
Gaming expenses	6,113	6,105
Hotel expenses	1,021	1,013
Food and Beverage expense	3,252	4,000
Recreation and other	3,143	3,957
Marketing, G&A, Shared Services	6,508	7,528
Depreciation and Amortization	4,502	4,088

Total operating expenses	24,539	26,691
Operating income	4,082	2,242
Net interest and other (expense) income	(6,619)	(6,516)

Net Loss	$(2,537)	$(4,274)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of April 30,	As of January 31,
	2007	2008 (unaudited)
Current Assets
Cash and cash equivalents	$16,929,630	$9,871,340
Accounts receivable, net of allowance for doubtful accounts	539,368	424,573
Inventories	766,658	1,059,417
Prepaid expenses and other assets	594,478	927,619

Total current assets	18,830,134	12,282,949
Non-Current Assets
Property plant and equipment	298,091,568	299,193,962
Accumulated Depreciation	(87,565,430)	(99,744,981)

Property plant and equipment, net	210,526,138	199,448,981
Other Assets	112,500	100,000
Deferred financing costs	6,070,653	4,851,720

Total Assets	$235,539,425	$216,683,650

Liabilities and Equity (Deficit)
Current Liabilities
Accounts Payable	$1,461,913	$1,869,128
Accrued expenses	3,966,057	4,519,805
Accrued payroll and benefits	2,218,879	773,628
Accrued interest	11,200,000	5,200,000
Advanced deposits	438,659	79,588
Current portion of long-term debt	3,659,278	3,476,414

Total current liabilities	22,944,786	15,918,563
Non-Current Liabilities
Long-term debt, net of current portion	208,174,124	205,548,669

Total liabilities	231,118,910	221,467,232
Commitments and contingencies
Equity (Deficit)
Contributed Capital	29,652,939	23,649,936
Accumulated deficit	(25,232,424)	(28,433,518)

Total equity (Deficit)	4,420,515	(4,783,582)

Total liabilities and equity (Deficit)	$235,539,425	$216,683,650

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended	Three Months Ended	Nine months Ended	Nine months Ended
	January 31, 2007	January 31, 2008	January 31, 2007	January 31, 2008
Revenues:
Gaming	$16,015,221	$16,839,587	$57,246,790	$60,135,758
Hotel	2,865,334	2,783,690	10,423,235	10,687,186
Food and Beverage	3,261,779	3,685,058	10,377,119	11,554,978
Recreation and other	7,086,737	6,101,670	16,643,556	15,786,963

Gross Revenue	29,229,071	29,410,005	94,690,700	98,164,885
Less-Promotional Allowances	608,012	476,831	1,585,198	1,535,717

Net Revenue	28,621,059	28,933,174	93,105,502	96,629,168

Operating Expenses
Gaming	6,113,440	6,105,580	20,360,359	20,562,395
Hotel expenses	1,021,451	1,013,927	3,497,811	3,399,474
Food and beverage	3,252,257	3,999,628	10,619,481	11,806,481
Recreation and other	3,143,070	3,956,607	10,056,461	11,491,474
Marketing	2,259,640	2,506,468	6,645,184	7,720,885
General and administrative	2,882,714	3,566,379	8,136,480	8,543,721
Health Insurance — Medical	617,657	591,728	1,704,953	1,534,939
401 K	99,183	214,461	99,183	656,725
Mescalero Apache Telecom	47,539	49,093	151,134	150,138
Tribal Regulatory Fees	600,000	600,000	1,800,000	1,800,000
Depreciation and amortization	4,502,354	4,087,672	13,576,720	12,472,075
Loss on disposal of assets	—	—	7,439	63,847

Total Operating Expenses	24,539,305	26,691,543	76,655,205	80,202,154

Operating Income	4,081,754	2,241,631	16,450,297	16,427,014

Other Income (Expense)
Interest Income	36,810	32,154	217,392	168,523
Interest Expense	(6,655,336)	(6,592,441)	(20,012,919)	(19,843,634)
Other Income (expense)	—	44,696	59,423	47,003

Total Other Income (expense)	(6,618,526)	(6,515,591)	(19,736,104)	(19,628,108)

Net Loss	$(2,536,772)	$(4,273,960)	$(3,285,807)	$(3,201,094)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended	Nine Months Ended
	January 31, 2007	January 31, 2008
Cash flows from operating activities
Net loss	$(3,285,807)	$(3,201,094)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,575,980	13,669,253
Changes in assets and liabilities:
Loss on disposal of fixed assets	7,439	63,857
Accounts receivable, net of allowance	324,983	114,795
Inventories	282,474	(292,759)
Prepaid expenses	(476,167)	(333,141)
Other long-term assets	(88,353)	12,500
Accounts payable	(2,353,467)	407,215
Accrued expenses, payroll and benefits	(4,294,438)	(891,503)
Deposits and advance payments	—	(359,072)
Accrued interest payable	(6,000,000)	(6,000,000)

Net cash (used in) provided by operating activities	(307,356)	3,190,051

Cash flows from investing activities:
Purchase of property, plant and equipment	(382,018)	(1,147,600)
Construction accounts payable	(892,236)	—

Net cash used in investing activities	(1,274,254)	(1,147,600)

Cash flows from financing activities:
Restricted cash for construction payments and interest reserve	18,171,534	—
Principal payments on long-term debt, net	(3,045,060)	(3,097,738)
Distributions to Mescalero Apache Tribe	(20,979,160)	(6,003,003)

Net cash used in financing activities	(5,852,686)	(9,100,741)

Net decrease in cash and cash equivalents	(7,434,296)	(7,058,290)
Cash and cash equivalents, beginning of period	16,768,372	16,929,630

Cash and cash equivalents, end of period	$9,334,076	$9,871,340

Supplemental cash flow information:
Cash paid for interest	$24,094,305	$24,624,701

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital lease	$1,171,020	$289,420

     (1) IMGRC defines EBITDA as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian nation and is not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (in thousands):

	Q1 FY 07	Q2 FY 07	Q3 FY 07	Q4 FY 07	Q1 FY 08	Q2 FY 08	Q3 FY 08
Net income (loss)	$(837)	$88	$(2,537)	$(679)	$859	$214	$(4,274)
Interest expense (income), net	6,606	6,511	6,619	6,566	6,575	6,538	6,516
Depreciation and amortization	4,511	4,563	4,502	4,593	4,235	4,149	4,088

EBITDA	$10,280	$11,162	$8,584	$10,480	$11,669	$10,901	$6,330

IMGRC cautions you that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this press release because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, IMGRC’s management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating its operations and performance. EBITDA should not be considered as an alternative measure of IMGRC’s net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although IMGRC believes EBITDA enhances an understanding of its financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.
ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square-mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and IMGRC’s new resort, which opened on September 15, 2005, and features a 273-room hotel, a 38,000-square-foot casino, a fitness center and indoor swimming pool and a 37,000-square-foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
NON-GAAP FINANCIAL MEASURES
     In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.
     EBITDA provides an additional way to view IMGRC’s operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC’s past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC’s operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.
     The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC’s performance) or cash flows provided by operating activities (as an indicator of IMGRC’s liquidity), nor should it be considered as an indicator of IMGRC’s overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC’s results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.
CONFERENCE CALL
     IMGRC will discuss its quarterly results during a conference call at 2:00 pm (EDT) on Monday, March 17, 2008. The call can be accessed via telephone by dialing 877-591-4956. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting IMGRC’s website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC’s website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Annual Report on Form 10-K for its fiscal year ended April 30, 2007, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2007. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)

						Q3 FY 08
						VS
	Q3 FY 07	Q4 FY 07	Q1 FY 08	Q2 FY 08	Q3 FY 08	Q3 FY 07
Occupancy	65%	76%	86%	82%	61%	(4)%
ADR	$166	$154	$170	$167	$177	$11
Hotel Revenue	$2,865	$3,050	$4,121	$3,782	$2,784	$(81)
Hotel Gross Profit %	64%	64%	70%	69%	64%	0%

Slot Drop	$211,774	$247,464	$293,387	$284,191	$226,297	$14,523
Gross Slot Revenue	$15,888	$18,870	$20,668	$19,889	$15,642	$(246)
Gross Win Per Day Per Machine	$108	$141	$152	$147	$117	$9
Hold Percent	8%	8%	7%	7%	7%	(1)%

Table Drop	$11,278	$11,487	$14,108	$13,288	$10,526	$(752)
Gross Table Game Revenue	$1,550	$2,677	$2,945	$2,996	$2,368	$818
Gross Win Per Day Per Table	$476	$533	$642	$674	$522	$46
Hold Percent	13%	23%	21%	23%	22%	9%
Gross Gaming Revenue	$16,015	$21,547	$23,613	$22,885	$16,840	$825
Gaming Gross Profit %	70%	91%	74%	74%	71%	1%

Recreation and Other Gross Profit	$3,944	$2,889	$630	$5,306	$2,146	$(1,798)
Recreation and other Gross Profit %	56%	43%	14%	29%	35%	(21)%

Retail Revenue	$2,851	$3,037	$3,660	$3,112	$2,910	$59
Retail GP	$705	$280	$398	$299	$230	$(475)
Retail Gross Profit %	25%	9%	11%	10%	8%	(17)%

Food, Beverage and Banquet Revenue	$3,262	$3,581	$4,009	$3,861	$3,585	$323
F&B GP	$9	$82	$127	$(64)	$(315)	$(324)
F&B Gross Profit %	0%	2%	3%	(2)%	(9)%	(9)%

Net Revenue	$28,621	$31,746	$33,829	$33,867	$28,933	$312
FTE’s	935	941	960	952	903	(32)
Division (Direct expenses)	$13,530	$11,541	$16,212	$15,972	$15,076	$1,546
Marketing, G&A, Shared Services	$6,507	$9,713	$5,948	$6,994	$7,528	$1,021
Depreciation	$4,502	$4,593	$4,235	$4,149	$4,088	$(414)
Operating Expenses	$24,539	$25,847	$26,395	$27,115	$26,692	$2,153
Operating Income (Loss)	$4,082	$5,899	$7,434	$6,752	$2,242	$(1,840)
EBITDA	$8,582	$10,481	$11,669	$10,901	$6,329	$(2,253)
Net Income	$(2,537)	$(679)	$859	$214	$(4,274)	$(1,737)
Operating Income (Loss) % of net revenue	14.3%	18.6%	22.0%	20.0%	7.7%	(6.5)%
EBITDA % of net revenue	30.0%	33.0%	34.5%	32.2%	21.9%	-(8.2)%
Direct/Divisional Profit % of net revenue	47%	36%	48%	47%	52%	5%

Unrestricted Cash	$9,702	$16,930	$13,138	$19,204	$9,871	$169
Total Cash	$9,702	$16,930	$13,138	$19,204	$9,871	$169